Exhibit 107.1
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
STAG Industrial, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$750,000,000	0.0000927	$69,525
Total Offering Amounts						$750,000,000		$69,525(1)
Total Fees Previously Paid								—
Total Fee Offsets								$8,569(2)
Net Fee Due								$60,956
Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	STAG Industrial, Inc.	424(b)(5)	333-229661	2/14/2019		$8,569(2)	Equity	Common Stock	—	$70,703,253
Fee Offset Sources	STAG Industrial, Inc.	424(b)(5)	333-229661		2/14/2019						$60,367(2)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), STAG Industrial, Inc. initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-262791), filed on February 16, 2022.

(2)
STAG Industrial, Inc. has previously registered shares of common stock having an aggregate offering price of up to $600,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 14, 2019 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-229661), filed with the Securities and Exchange Commission on February 13, 2019. In connection with the filing of the Prior Prospectus Supplement, STAG Industrial, Inc. made a contemporaneous fee payment in the amount of $60,367. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $70,703,253 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $8,569 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $69,525 due for this offering. The remaining balance of the registration fee, $60,956, has been paid in connection with this offering. The registrant has terminated the offering that included the unsold securities under the Prior Registration Statement.